EXCEL TECHNOLOGY, INC.
                            41 Research Way
                         E. Setauket, NY 11733
                         ......................

    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 27, 2004

                         .......................

     Notice is hereby given that the Annual Meeting of Stockholders of Excel Technology, Inc. (the "Company") will be held at the offices of Excel Technology, Inc., 41 Research Way, East Setauket, New York 11733, on April 27, 2004, at 10:00 A.M. EST, for the following purposes:

  1. To elect a Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified;

  2.     To ratify and approve the Company's 2004 Stock Option Plan;

  3. To ratify the selection of KPMG LLP to serve as independent auditors for the year ending December 31, 2004; and

  4. To transact such other business as may properly be presented for action at the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 8, 2004 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

     Holders of a majority of the outstanding shares must be present in person or by proxy in order for the meeting to be held. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope. The giving of such proxy will not affect your right to revoke such proxy before it is exercised or to vote in person should you later decide to attend the meeting.

     All stockholders are cordially invited to attend the meeting.

                                       By Order of the Board of Directors


                                       /s/ J. Donald Hill
                                       .....................
                                       J. Donald Hill,
                                       Chairman of the Board

March 18, 2004

        IT IS IMPORTANT THAT THE ENCLOSED PROXY FORM BE COMPLETED
                         AND RETURNED PROMPTLY.

                         EXCEL TECHNOLOGY, INC.
                            41 Research Way
                         E. Setauket, NY 11733

                            PROXY STATEMENT

        ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 27, 2004

                 SOLICITATION AND REVOCATION OF PROXIES

     This statement is furnished in connection with the solicitation by the Board of Directors of Excel Technology, Inc., a Delaware corporation (the "Company"), of proxies to be voted at the Annual Meeting of the Stockholders of the Company to be held on April 27, 2004, at 10:00 A.M. EST, at the offices of the Company, 41 Research Way, East Setauket, New York 11733 and any adjournments thereof (the "Meeting").

     A form of proxy is enclosed for use at the Meeting. The proxy may be revoked by a stockholder at any time before it is voted by execution of a proxy bearing a later date or by written notice to the Corporate Secretary before the Meeting, and any stockholder present at the Meeting may revoke his proxy thereat and vote in person if he so desires. When such proxy is properly executed and returned, the shares it represents will be voted at the Meeting in accordance with any instructions noted thereon. If no direction is indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked prior to exercise) will be voted by the person named in the form of proxy (i) FOR the election of the nominees for directors named herein, (ii) FOR the ratification and approval of the Company's 2004 Stock Option Plan, (iii) FOR the ratification of the appointment of KPMG LLP as the Company's independent auditors for the year ending December 31, 2004, and (iv) in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Meeting.

     The cost of soliciting proxies on behalf of the Board of Directors will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by directors, officers or regular employees of the Company (who will receive no extra compensation for these services) in person or by telephone or telefax. The Company may also request brokerage houses, custodians, nominees and fiduciaries to forward these proxy materials to the beneficial owners of the Company's common stock (the "Common Stock"), and will reimburse such holders for their reasonable expenses in connection therewith. The approximate date of mailing of this proxy statement is March 18, 2004.

     Only stockholders of record at the close of business on March 8, 2004 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting. At the close of business on the Record Date, there were 11,977,936 shares of Common Stock issued and outstanding. Each share of Common Stock entitles the holder thereof to one vote. The holders of a majority of the shares of Common Stock outstanding on the Record Date and entitled to vote at the Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes each shall be included as shares present and voting for purposes of determining whether a quorum is present at the Meeting. Each vote shall be tabulated separately. Abstentions shall be counted as votes present and entitled to be cast for purposes of determining whether a proposal has been approved. As a result, they will have the same effect as a vote against a proposal. Broker non-votes, if any, will be treated as not present or represented for purposes of determining whether stockholder approval of the matter has been obtained.
 Accordingly, a broker non-vote will not affect the outcome of the voting on any proposal. Other than the election of directors, which requires a plurality of the votes entitled to be cast by holders of shares represented in person or by proxy at the Meeting, each matter submitted to the stockholders requires the affirmative vote of a majority of the votes entitled to be cast by holders of shares represented in person or by proxy at the Meeting.


                             PROPOSAL NO. 1
                  NOMINATION AND ELECTION OF DIRECTORS

     Five persons, four of whom are members of the present Board of Directors, are nominees for election to hold office until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the five nominees named below. If any nominee should refuse or be unable to serve, the shares represented by the proxies will be voted for any nominee as shall be designated by the Board of Directors to replace any such nominee. Each of the nominees named herein has consented to serve as a director if elected. The one nominee who is not currently serving on the Board of Directors was initially recommended to the Board by the Company's Chief Executive Officer.

     The Board of Directors recommends that the stockholders vote FOR the election of all nominees to the Board of Directors listed below.

                            Nominee          Age
                        .........................
                        J. Donald Hill        71
                        Steven Georgiev       70
                        Howard S. Breslow     64
                        Donald E. Weeden      73
                        Ira J. Lamel          56

     The following information is submitted concerning the nominees named for election as directors based upon information received by the Company from such persons.

     Mr. Hill has been Chairman of the Board of Directors since January 1996. He served as Chief Executive Officer of the Company from January 1996 to October 2000, President of the Company from August 1994 until February 1998, and Chief Financial Officer of the Company from January 1994 until March 1995. In addition, he was President of Quantronix Corporation ("Quantronix"), a subsidiary of the Company, from November 1992 until January 1996, and was a business consultant to Quantronix from February 1992 to November 1992. From January 1991 to October 1991, Mr. Hill was Chief Executive Officer of Medstone International, Inc., a company engaged in the manufacture, marketing and sale of shock wave therapy devices. From 1988 to 1990, he was Director of Corporate Finance at Weeden & Co., an investment firm and member of the New York Stock Exchange. Mr. Hill served as Vice Chairman of First Affiliated Securities, Inc. from 1978 to 1988, and from 1966 to 1977 he was a General Partner of Loeb, Rhoades & Company.

     Mr. Georgiev has been a director of the Company since December 1991. From 1993 to 1997, he served as Chairman and CEO of Palomar Medical Technologies, Inc. ("Palomar"), a biotechnology company. Since 1988, he has acted as a business and management consultant to several high technology companies, including EG&G, Inc., Cybernetics Products, Inc., Camber, Inc., Dynatrend, Inc. and Palomar. From 1972 to 1975, and later from 1978 to 1988, Mr. Georgiev was Chairman, President and Treasurer of Dynatrend, Inc., which specializes in providing engineering and program management services primarily to the United States Government. From 1961 to 1972, and later from 1975 to 1978, Mr. Georgiev held a variety of positions with Avco Systems, a high technology aerospace business, including Project Director - Missile Systems; Director of Engineering; Director of Advanced Programs; and Vice President - Marketing and Planning. Since 1980, Mr. Georgiev also has been involved in the start-up and subsequent development of several companies. Mr. Georgiev has a B.S. degree in engineering physics and an M.S. degree in management.

     Mr. Breslow has been a director of the Company since January 1996. Since 1972, he has been a partner of the law firm of Breslow & Walker, LLP, New York, New York, which firm serves as general counsel to the Company. Mr. Breslow currently serves as a director of BioLife Solutions, Inc., a publicly-held company engaged in the development and sale of solutions for the preservation of cells, tissues, and organs; and Lucille Farms, Inc., a publicly-held company engaged in the manufacture and marketing of dairy products.


     Mr. Weeden has been a director of the Company since May 2003. Since 1987, Mr. Weeden has been Chairman of Weeden Securities Corporation, the General Partner of Weeden & Co., L.P., a New York Stock Exchange member firm, and a member of the National Association of Securities Dealers. Over the years, Mr. Weeden has participated as an early venture investor in a number of companies involved in the semiconductor industry. Mr. Weeden graduated from Stanford University with a B.A. in economics.

Mr. Lamel has been Executive Vice President, Chief Financial Officer and Treasurer of Hain Celestial Group since October 2001, and he has served as Corporate Secretary since January 2003. From June 1973 to September 2001, Mr. Lamel, a certified public accountant, was a partner at Ernst & Young LLP where he served in various capacities. Ernst & Young LLP served as the Company's independent auditor for the year ended December 31, 2000, and Mr. Lamel directed the Company's audit that year. In addition, Mr. Lamel currently serves as director of Harvey Electronics, Inc., a publicly-held company engaged in the retail sale, service and custom installation of audio, video and home theater equipment.

Director Compensation

     On May 19, 2003, each member of the Board of Directors was granted immediately exercisable, non-incentive options to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value on such date.

Board Meetings

     The Board of Directors currently consists of five persons: J. Donald Hill, Antoine Dominic, Howard Breslow, Steven Georgiev, and Donald Weeden. The Board held eight meetings during the year ended December 31, 2003. Except for Mr. Weeden, each director (during the period in which he was a director) attended at least 75% of the total number of Board meetings and meetings of all committees on which he served. Although the Company does not have a formal policy regarding attendance by the Board of Directors at the Company's Annual Meeting of Stockholders, it strongly encourages directors to attend. All of the members of the Company's current Board of Directors attended last year's Annual Meeting of Stockholders.

Board Committees

     Audit Committee. The Board of Directors has an Audit Committee which operates under a written charter adopted by the Board of Directors.
 A copy of the Audit Committee Charter is attached to this Proxy Statement as Exhibit A. The Audit Committee held six meetings during the year ended December 31, 2003. The Audit Committee is comprised of Messrs. Georgiev, Breslow, and Weeden. Mr. Georgiev and Mr. Weeden are "independent directors" as defined under NASDAQ rules. Mr. Georgiev is qualified as an audit committee financial expert within the meaning of the SEC regulations. Mr. Breslow is a member of Breslow & Walker, LLP, legal counsel to the Company. As a result of the legal fees paid by the Company to Breslow and Walker, LLP in 2002, Mr. Breslow does not qualify as an independent member of the Audit Committee under NASDAQ rules. Mr. Breslow was approved by the Board of Directors as a non-independent member of the Audit Committee following a determination by the Board that Mr. Breslow's relationship as a member of Breslow & Walker, LLP would not interfere with his exercise of independence from management and the Company. In giving such approval, the Board also considered Mr. Breslow's background in accounting and taxation (he has a BBA in Accounting and an LLM in Taxation), and his invaluable knowledge and experience derived from serving as legal counsel to the Company since 1990 and as a director of the Company since 1996. Mr. Lamel will replace Mr. Breslow on the Audit Committee if and when Mr. Lamel is elected to the Board of Directors.


     Compensation Committee. Management compensation for 2003 was determined by the non-employee directors of the Company. Subsequent to such determination, the Board of Directors formed a Compensation Committee which did not meet during 2003. The role of the Compensation Committee is to evaluate the performance of the Company's executive officers, and to determine and approve their compensation. The Compensation Committee is comprised of Messrs. Georgiev, Breslow, and Weeden. Mr. Lamel will replace Mr. Breslow on the Compensation Committee if and when Mr. Lamel is elected to the Board of Directors.


     Nominating Committee. The Board of Directors has no standing nominating committee. The Company believes that obtaining input from all of its directors in connection with Board nominations enhances the nomination process. The Company currently does not have a charter with regard to the nomination process. The nominations of the directors standing for election or re-election at the Meeting were unanimously recommended for selection by the independent directors, and were unanimously approved by the Board of Directors.

     The Company does not have a formal policy concerning stockholder recommendations of nominees to the Board of Directors. The need for such a policy has not arisen since, to date, the Company has not received any recommendations from stockholders requesting that the Board of Directors consider a candidate for inclusion among the Board's slate of nominees in the Company's proxy statement. The absence of such a policy does not mean, however, that a recommendation would not have been considered had one been received. The Company will consider director candidates
recommended by stockholders.   Any stockholder desiring to make such a
recommendation should send the recommendation, in writing, to the Corporate Secretary at the address of the Company set forth on the first page of this Proxy Statement, no later than the date by which stockholder proposals for action must be submitted. The recommendation should include the recommended candidate's biographical data, and should be accompanied by the candidate's written consent to nomination and to serving as a director, if elected.

     The Company's goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from business and professional experience. The Company does not have any formal rules or policies regarding minimum qualifications for nominees, but expects that its candidates be of the highest ethical character, share the values of the Company, have reputations, both personal and professional, consistent with the image and reputation of the Company, be highly accomplished in their respective field, and possess the relevant expertise and experience necessary to assist the Board and the Company to increase stockholder value.

     The Board of Directors identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Board of Directors decides not to re-nominate a member for re-election, the Board of Directors will seek to identify nominees that possess the characteristics outlined above. Current members of the Board of Directors are polled for suggestions. Research also may be performed to identify qualified individuals. To date, the Company has not engaged third parties to identify, evaluate, or assist in identifying potential nominees, although the Company reserves the right in the future to retain a third party search firm, if necessary.

     In evaluating director nominees, the Board of Directors may consider the following factors:

     - the appropriate size and the diversity of the Company's Board of Directors;
     - the needs of the Company with respect to the particular talents and experience of its directors;
     - the knowledge, skills and experience of nominees, including experience in technology, business, or finance, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;
     -  familiarity with national and international business matters;
     -  experience with accounting rules and practices; and
     - the need to satisfy governance and other standards set by the SEC and NASDAQ.

     The Board of Directors may also consider such other factors as it may deem to be in the best interests of the Company and its stockholders.

     Taking into consideration the criteria described above, Antoine Dominic, the Company's Chief Executive Officer and currently a director of the Company, opted not to stand for re-election to the Board. Mr. Dominic was of the opinion that the Board would function best if it was comprised of no more than five members, and he was mindful that under NASDAQ rules, three of the five members have to be independent. Of the current nominees, Messrs. Georgiev, Weeden, and Lamel meet the requirements of independence set forth by NASDAQ. Mr. Dominic also felt that it was imperative that Mr. Hill and Mr. Breslow remain on the Board. Both Mr. Hill and Mr. Breslow possess invaluable knowledge and experience, Mr. Hill's being derived from his various positions with the Company since 1992 and his background in corporate finance, and Mr. Breslow's being derived from his legal, tax, and accounting background, and his service as legal counsel to the Company since 1990 and as a member of the Board and Audit Committee since 1996. Finally, Mr. Dominic believes that his decision not to stand for re-election would best serve the Company's stockholders from a corporate governance perspective, that he still would be able to contribute to Board meetings as a non-voting participant, and that he would still remain responsible to the stockholders of the Company in his capacity as the Chief Executive Officer. The independent members of the Board concurred with Mr. Dominic.

Audit Committee Report

     The Company's management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Audit Committee is responsible for monitoring and reviewing these processes on behalf of the Board of Directors.

     The Audit Committee has reviewed and discussed the audited financial statements with management. Management represented to the Audit
Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles.

     The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees). In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), and has discussed with the independent auditors the auditors' independence from the Company and its management. In concluding that the auditors are independent, the Audit Committee considered, among other factors, whether the nonaudit services provided by KPMG LLP were compatible with their independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board subsequently approved the recommendation) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

                                       Steven Georgiev
                                       Howard Breslow
                                       Donald Weeden

              EXECUTIVE OFFICERS AND SUBSIDIARY PRESIDENTS

     The Company's executive officers, as well as the Presidents of the Company's directly and indirectly owned subsidiaries, are listed in the table below. Information concerning such employees (to the extent not provided elsewhere in this Proxy Statement) follows the table.

     Name               Age                Position
......................  .....   ..........................................

Executive Officers
......................

J. Donald Hill          71     Chairman of the Board

Antoine Dominic         42     Chief Executive Officer, President,
                               Chief Operating Officer, and Chief
                               Financial Officer
Subsidiary Presidents
......................
Greg Anderson           52     President, Control Systemation, Inc.

Redmond P. Aylward      52     President, Cambridge Technology, Inc.

Reinhard Baumert        59     President, Excel Technology Europe GmbH

Dave Clarke             42     President, Synrad, Inc.

Laurence E. Cramer      53     President, Continuum Electro-Optics, Inc.

Francis Dominic         45     President, The Optical Corporation
                               President, Photo Research, Inc.

Qiang Fu                41     President, Quantronix Corporation

Stephen C. Graham       48     President, Control Laser Corporation

Kuni Kobayashi          61     President, Excel Technology Japan K.K.

Ooi Poay Chuan          50     President, Excel Technology Asia Sdn. Bhd.

     Mr. Dominic has been Chief Executive Officer since October 2000, President and Chief Operating Officer of the Company since February 1998, Chief Financial Officer of the Company since March 1995, and a director of the Company since January 1996. In addition, Mr. Dominic served as President of Quantronix from January 1996 until October 2000. From June 1992 to January 1995, Mr. Dominic was Executive Vice President, Chief Financial Officer and Director of CompuDyne Corporation, a manufacturer of data acquisition equipment and access control systems, and Corcap Inc., a holding company (both are related publicly-held companies). From March 1990 to June 1992, Mr. Dominic was the Chief Financial Officer for CompuDyne Corporation and Corcap Inc. From August 1987 to March 1990, Mr. Dominic was Chief Financial Officer of Quanta Systems Corporation, a division of CompuDyne Corporation. Mr. Dominic holds a B.S. in accounting, an M.B.A., and is a non-practicing CPA.

     Mr. Anderson has been the President of Control Systemation, Inc., a subsidiary of the Company, since October 2000. Previously, Mr. Anderson had been with Control Laser Corporation for almost 20 years and had served in many positions within the company including Project Engineer, Mechanical Engineering Manager, Custom Systems Manager, Software Manager and as Vice President. Mr. Anderson has worked previously as Manufacturing Engineering Manager for Acme Cleveland Corporation and Plant Engineer for General Motors Corporation.

     Mr. Aylward has been President of Cambridge Technology, Inc. ("Cambridge"), a subsidiary of the Company, since February 1999. He joined Cambridge as Director of Sales & Marketing in 1994, and was promoted to Vice President of Sales & Marketing in 1997. Prior to Cambridge, he worked for GenRad, Inc., where he held positions in Product Line Management, Marketing Management, Engineering Management and Design Engineering for over 18 years. Mr. Aylward holds B.S. and M.S. degrees in Electrical Engineering from Northeastern University.

     Dr. Baumert has been President of Excel Technology Europe GmbH, a subsidiary of the Company, since November 1990. From 1982 to 1985, he developed commercial laser and laser applications at Battelle
Institute/Frankfurt. In 1985, he joined Spectra Physics as Export Sales Manager. Dr. Baumert holds a Ph.D. in physics.

     Mr. Clarke has been President of Synrad, Inc. ("Synrad"), a subsidiary of the Company, since September 1998. Mr. Clarke joined Synrad in 1994 as International Sales Manager. In 1995, he became Vice President of Marketing and President of Emerald Laser, Synrad's then research and development division. Previously, Mr. Clarke worked for Optilas Ltd., a European distributor of laser technology, for eight years in various positions including General Manager. Mr. Clarke holds a B.S. degree in Applied Physics.

     Dr. Cramer has been President of Continuum Electro-Optics, Inc. ("Continuum"), a subsidiary of the Company, since October of 2002. He joined Continuum as Vice President of R&D in April of 1999 and was promoted to Executive Vice President/General Manager in June of 2001. Prior to Continuum, Dr. Cramer was President of Laser Diode, Inc. for five years and worked at Spectra Physics, Inc. where he held positions in Product Line Management, Marketing and Sales Management, Engineering Management and General Management for over 15 years. Dr. Cramer holds a B.A. in Chemistry and Physics and M.S. and Ph.D. degrees in Chemical Physics.

     Mr. Francis Dominic has been President of Photo Research, Inc., a subsidiary of the Company, since November 1996, and President of The Optical Corporation, a subsidiary of the Company, since June 2000. From 1988 to 1996, he was Vice President and General Manager of Seth-Cole, a manufacturer of reprographics and graphic arts media. He holds a B.S. degree in Engineering and an M.B.A. Francis Dominic is the brother of Antoine Dominic.

    Dr. Qiang Fu has been President of Quantronix Corporation ("Quantronix"), a subsidiary of the Company, since October 2000. He joined Quantronix in 1992 as a senior R&D scientist. He was promoted to Director of Research and Development in 1996, Vice President of Research and Development in 1998, and Executive Vice President in 1999. Dr. Fu holds B.S., M.S. and Ph.D. degrees in Physics and an M.S. degree in Electrical Engineering.

     Mr. Graham has been President of Control Laser Corporation ("CLC"), a subsidiary of the Company, since October 2000, and he was Executive Vice President of CLC from September 1997 to September 2000. Having worked with CLC for almost eighteen years, he has held several positions including Design Engineer, Electrical Engineering Manager, Program Manager, Production & Manufacturing Manager and Sales & Marketing Director. Prior to joining CLC, he worked as an Electrical Design Engineer at Insystec, Inc., a manufacturer of notebook computers, and at TRW Financial Systems, Inc., a manufacturer of ATMs and Point of Sale Terminals. Mr. Graham holds a B.S. degree in Electrical Engineering and an M.B.A.

     Mr. Kobayashi has been President of Excel Technology Japan K.K., a subsidiary of the Company, since it was established in September 2002.
He had been involved with solid and ion laser development for 10 years before he began selling and servicing the lasers. As the owner of OptoFocus Corp., he represented Quantronix as an exclusive representative in Japan for over 22 years. In September 2002, he sold OptoFocus Corp. to the Company. Mr. Kobayashi holds a B.S. degree in Physics.

     Mr. Ooi Poay Chuan has been President of Excel Technology Asia Sdn. Bhd. ("Excel Asia"), a subsidiary of the Company, since November 1999. From April 1998 to October 1999, he was Operations Manager for Excel Asia. Prior to April 1998, he worked for Lumonics Corporation, Inc. as Service Engineer, Service Manager and Regional Sales Manager covering Asian Pacific territories. He has extensive laser training on marking and industrial laser systems. Mr. Ooi holds a degree in Electrical Engineering.

                         EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation earned by the Named Executive Officers for services rendered to the Company for each of the last three years. The Named Executive Officers include the Company's Chief Executive Officer and the executive officers of the Company (other than the Chief Executive Officer) who received salary and bonus payments in excess of $100,000 in 2003.








                                              Annual Compensation          Long Term Compensation
                                         ..............................  ...........................
                                                                Other
                                                                Annual    Securities
        Name and                                                Compen-   Underlying      All Other
        Principal                         Salary      Bonus     sation   Options/SARs    Compensation
        Position                  Year      ($)      ($) <F1>  ($) <F2>      (#)              ($)
...........................        .....  .........   ........   .......  .............   ............
J. Donald Hill                    2003   $175,000   $      0        0     10,000 <F3>          0
...............                    2002   $295,000   $ 50,000        0    110,000 <F3>          0
Chairman of the Board,            2001   $313,000   $ 40,000        0     10,000 <F3>          0
 Excel Technology, Inc.

Antoine Dominic
................                   2003   $425,000   $885,500        0     10,000 <F3>          0
President, Chief Executive        2002   $351,000   $671,000        0    210,000 <F3>          0
 Officer, Chief Operating,        2001   $313,000   $344,750        0     10,000 <F3>          0
 Officer, Excel Technology, Inc.

<F1>  The amounts indicated reflect bonuses for the years in which they were earned.
<F2>  In accordance with SEC rules, perquisites totaling the lesser of either $50,000, or 10% of the officer's annual salary and bonus, have been omitted.
<F3>  Represents options to acquire shares of Common Stock





                        OPTION GRANTS DURING 2003

     The following table provides information related to options granted to the Named Executive Officers during the year ended December 31, 2003:





                                                                                           Potential Realizable
                                                                                             Value at Assumed
                                                                                           Annual Rates of Stock
                                                                                           Price Appreciation for
                                                 Individual Grants                           Option Term <F1>
                   ....................................................................    .......................
                     Number of        % of Total
                       Shares        Options/SARs
                     Underlying        Granted to       Exercise or
                    Option/SARs        Employees         Base Price      Expiration
Name                Granted <F2>    in Fiscal Year      $/Share <F3>         Date            5%          10%
.................   ............     ...............  ...............   ................  .........   ..........

J. Donald Hill        10,000             16.7%             $22.16          5/19/13       $139,364    $353,164
Antoine Dominic       10,000             16.7%             $22.16          5/19/13       $139,364    $353,164

<F1>  The potential realizable value portion of the foregoing table illustrates value that might be received upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Common Stock over the term of the options.  These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.
<F2>  Fully vested options to acquire shares of Common Stock.
<F3>  The exercise price equaled the fair market value of the Common Stock on the date of grant.





                      OPTION EXERCISES DURING 2003
                       AND YEAR END OPTION VALUES

     The following table provides information related to options exercised by the Named Executive Officers during 2003 and the number and value of options held at year-end. The Company does not have any outstanding stock appreciation rights.


                                                                                          Value of Unexercised
                                                               Number of Unexercised           In-the-Money
                                                                    Option/SARs               Options/SARs
                                                               at Fiscal Year End (#)  at Fiscal Year End ($) <F1>
                                                          ...........................  ...........................
                        Shares Acquired    Value Realized
Name                    on Exercise (#)         ($)       Exercisable  Unexercisable   Exercisable  Unexercisable
................         ...............    .............. ............ ..............  ............ .............
J. Donald Hill          53,333              674,396       250,000        66,667        $5,151,520   $1,180,673
Antoine Dominic         42,500              883,914       234,167       133,333        $3,169,523   $2,361,327

<F1>  The closing price for the Common Stock as reported on the NASDAQ National Market System on December 31, 2003
was $32.86. Value is calculated on the basis of the difference between the option exercise price and $32.86, multiplied by the number of shares of Common Stock underlying the option.





                    EMPLOYMENT AND RELATED AGREEMENTS

     In October 2000, the Company entered into a five-year employment agreement with J. Donald Hill. The agreement was amended on October 3, 2002 to, among other things, adjust Mr. Hill's base salary to $175,000 per annum, subject to annual review. The agreement expires in October, 2005. Mr. Hill is eligible to receive bonus compensation in accordance with corporate bonus plans adopted by the Board from time to time. The agreement provides that in the event the Company terminates Mr. Hill's employment without cause, he is entitled to receive his base salary for a period of two years from termination.

     In October 2000, the Company entered into a five-year employment agreement with Antoine Dominic, which automatically renews for additional one-year periods unless employment is terminated as provided in the agreement. Pursuant to such agreement, Mr. Dominic received a base salary of $425,000 for 2003. Mr. Dominic's base salary is subject to annual review, and he is eligible to receive bonus compensation in accordance with corporate bonus plans adopted by the Board from time to time. The agreement provides that in the event the Company terminates Mr. Dominic's employment without cause, he is entitled to receive his base salary for a period of two years from termination.


       COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Management compensation for 2003 was determined by the non-employee directors of the Company. None of these outside directors was at any time during 2003 or at any other time an officer or employee of the Company, and none of them had any relationship with the Company requiring disclosure under SEC rules.

       REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Compensation Guidelines

     The Company is engaged in a highly competitive industry and must attain high levels of quality and safety in the design, production, and servicing of its products. To succeed, the Company believes that it must offer executive compensation that reflects competitive pay practices of other companies and job responsibility, and enables the Company to attract, retain, and reward qualified, experienced executives. The Company also believes that any competitive pay package should be structured, in part, to align management's interests with the success of the Company by making a portion of compensation dependent on operating achievements and, to a lesser extent, on stock performance. The non-employee members of the Board of Directors have determined that these objectives are best met by offering the Company's two executive officers competitive base salaries, stock options that vest over time, and where appropriate, quarterly bonuses which are payable based on a percentage of pre-tax profits, with the percentage increasing as pre-tax profits increase.

Chief Executive Officer Compensation

     Based on the criteria described above, the non-employee members of the Board of Directors approved an increase in Mr. Dominic's annual base salary, effective January 2003, from $375,000 to $425,000. In determining Mr. Dominic's base salary increase, the non-employee directors considered several factors including the Company's revenues, earnings, cash-flow and acquisitions. Mr. Dominic's bonus under his performance-based bonus plan (as amended) increased from $671,000 to $885,500 as a result of increases in the Company's pre-tax earnings from the prior year.


                                       J. Donald Hill, Chairman
                                       Antoine Dominic
                                       Steven Georgiev
                                       Howard S. Breslow
                                       Donald Weeden

            BENEFICIAL OWNERSHIP OF THE COMPANY'S SECURITIES

     The following table sets forth certain information, based upon publicly available filings or information provided to the Company, regarding the beneficial ownership of Common Stock by each person owning more than 5% of the Common Stock, each director and nominee, each Named Executive Officer, and all directors and executive officers as a group. Except as otherwise indicated, all information is as of March 8, 2004.

                 Name                   Number
      (and Address of 5% Holders)       Owned (1)   Percentage of Class**
....................................... ............ .....................
Citigroup, Inc.                        2,218,287 (2)         18.5%
399 Park Avenue
New York, NY 10043

Royce & Associates, LLC                  760,700 (3)          6.4%
1414 Avenue of the Americas
New York, NY  10019

Wasatch Advisors, Inc.                   857,590 (4)          7.2%
150 Social Hall Avenue
Salt Lake City, UT  84111

Columbia Wanger Asset Management, L.P.,  759,000 (5)          6.3%
  WAM Acquisition GP, Inc. &
  Columbia Acorn Trust
227 West Monroe Street, Suite 3000
Chicago, IL  60606

J. Donald Hill                           465,367 (6)          3.8%

Antoine Dominic                          339,866 (7)          2.8%

Steven Georgiev                           10,000 (8)            *

Howard S. Breslow                         52,000 (9)            *

Donald E. Weeden                          10,000 (8)            *

Ira Lamel                                      0                0%

Executive officers and directors
as a group (five persons)                877,233 (10)         6.9%

*Less than 1%.
**Based on the number of shares outstanding on the Record Date.

  (1) Unless otherwise indicated below, all shares are owned beneficially and of record.
  (2) Information with respect to Citigroup, Inc. ("Citigroup") and related parties is based on the Schedule 13G, dated February 10, 2004, filed by those parties. Of the total shares reported, Citigroup has shared voting and dispositive power with respect to 2,218,287 shares, Citigroup Global Markets Holdings, Inc. ("CGM Holdings") has shared voting and dispositive power with respect to 2,193,701 shares, Smith Barney Fund Management, LLC ("SB Fund") has shared voting and dispositive power with respect to 712,980 shares, Citigroup Financial Products, Inc. ("CFP") has shared voting and dispositive power with respect to 1,479,742 shares, and Citigroup Global Markets, Inc. ("CGM") has shared voting and dispositive power with respect to 1,479,742 shares. CFP is the sole stockholder of CGM, CGM Holdings is the sole stockholder of CFP and the sole member of SB Fund, and Citigroup is the sole stockholder of CGM Holdings.
  (3) Information with respect to Royce & Associates, LLC ("Royce") is based on the Schedule 13G, dated February 2, 2004, filed by that party. Of the total shares reported, Royce has sole voting and dispositive power with respect to 760,700 shares.
  (4) Information with respect to Wasatch Advisors, Inc. ("Wasatch") is based on the Schedule 13G, dated February 17, 2004, filed by that party. Of the total shares reported, Wasatch has sole voting and dispositive power with respect to 857,590 shares.
  (5) Information with respect to Columbia Wanger Asset Management, L.P. ("WAM"), WAM Acquisition GP, Inc., the general partner of WAM ("WAM GP") and Columbia Acorn Trust ("Acorn") is based on the Schedule 13G, dated February 13, 2004, filed by those parties. Of the total shares reported, WAM and WAM GP have shared voting and dispositive power with respect to 759,000 shares and Acorn has shared voting and dispositive power with respect to 625,000 shares.
  (6) Includes 283,334 shares of Common Stock underlying exercisable stock options. Also includes 1,600 shares owned by his wife for which beneficial ownership is disclaimed.
  (7) Includes 300,834 shares of Common Stock underlying exercisable stock options.
  (8) Consists of 10,000 shares of Common Stock underlying exercisable stock options.
  (9) Includes 40,000 shares of Common Stock underlying exercisable stock options.
 (10) Includes 644,168 shares of Common Stock underlying exercisable stock options.

                         STOCK PERFORMANCE GRAPH

     The following chart compares the yearly percentage change in the cumulative total stockholder return on the Common Stock during the period from December 31, 1998 through December 31, 2003, with the cumulative total return on the S&P 500 and the Company Peer Group. The Company Peer Group is made up of the following 7 companies all of which are in the laser technology field: Coherent, Inc., Electro Scientific Industries, Inc., Thermo Electron Corp., Laserscope, Rofin-Sinar Technologies, Inc., Spectranetics Corporation (The) and GSI Lumonics, Inc.

                       1998      1999    2000     2001     2002     2003
                       ....     .....   ......   ......   ......   ......
Excel Technology, Inc.  100     175     194.68   169.76   174.54   320.59
S & P 500               100     121.05  110.02    96.95    75.52    97.19
Peer Group              100     112.35  166.86   146.07   115.51   157.71

                             PROPOSAL NO. 2
        PROPOSAL TO APPROVE AND RATIFY THE 2004 STOCK OPTION PLAN

     On February 24, 2004, the Board of Directors adopted the 2004 Stock Option Plan (the "Plan") for employees, officers, and directors of, and consultants and advisors to, the Company or any subsidiary corporation (aggregating approximately 650 persons as of December 31, 2003). A summary of the Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached hereto as Exhibit B.

Overview

     The Plan will be administered by the Plan Administrator which shall be the Board or a committee of the Board. The Board shall have the plenary authority to make all determinations and to construe and interpret any and all ambiguities under the Plan to the extent such authority is not otherwise expressly delegated to any other Plan
Administrator.

     The Plan covers 1,000,000 shares of Common Stock (subject to adjustment to cover stock splits, stock dividends, recapitalizations and other capital adjustments). The options to be granted under the Plan will be designated as incentive stock options or non-incentive stock options by the Plan Administrator, which also will have discretion as to the persons to be granted options, the number of shares subject to the options, the exercise price of options granted, and the other material conditions upon which the options may be exercised. Only employees (including officers) of the Company may be granted incentive stock options. The options to be granted under the Plan and designated as incentive stock options are intended to receive incentive stock option tax treatment pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     The Plan provides that all options thereunder shall be exercisable during a period of no more than ten years from the date of grant (five years for options granted to holders who own more than 10% of the total combined voting power of all classes of stock of the Company), and that the option exercise price for incentive stock options shall be at least equal to 100% of the fair market value of the Common Stock at the time of grant (110% for options granted to holders who own more than 10% of the total combined voting power of all classes of stock of the Company). In addition, the aggregate fair market value (determined on the date of grant) of the Common Stock with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year shall not exceed $100,000.

     The Plan permits optionees whose engagement is terminated without cause and other than by reason of death or disability to exercise their options prior to the expiration thereof or within three months of termination, whichever is earlier, but only to the extent the holder had the right to exercise such options on the date of termination. If an optionee resigns, or if the engagement of an optionee is terminated for cause and other than by reason of death or disability, any options granted to the optionee will terminate automatically. If the engagement is terminated by reason of disability or death, the optionee (or, in the case of death, the person or persons to whom the optionee's rights under the option are transferred by will or the laws of descent and distribution) may exercise his options at any time prior to the expiration thereof or within one year from the date of termination, whichever is earlier, but only to the extent the holder had the right to exercise such options on the date of termination.

     The Plan Administrator has the discretion to grant options which are exercisable for unvested shares of Common Stock. If an optionee's engagement is terminated for any reason, and such optionee is holding unvested shares at the time of such termination, then the Company shall have the right to repurchase, at the exercise price paid per share, any or all of the shares that are unvested on the date of termination.

     The Plan Administrator has the discretion, exercisable either at the time an option is granted to an optionee or at any time while the option remains outstanding, to (a) extend the period of time for which the option is to remain exercisable following the termination of such optionee's engagement without cause or due to his resignation, disability or death, from the limited period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term,
(b) permit the option to be exercised, during the applicable post-engagement exercise period, not only to the extent the option is vested at the time of such termination of engagement, but also to the extent the option would have vested had the optionee's engagement continued, or (c) to provide for automatic acceleration (in whole or in part) of one or more outstanding options.

     The Board may terminate or amend the Plan in any respect at any time; provided, however, without the approval of the stockholders, obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions, (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to the Plan to cover stock splits, stock dividends, recapitalizations and other capital adjustments); (b) the provisions regarding eligibility for grants of Incentive Stock Options may not be modified; (c) the provisions regarding the exercise price at which shares may be offered pursuant to Incentive Stock Options may not be modified (except by adjustment pursuant to the Plan to cover stock splits, stock dividends, recapitalizations and other capital adjustments), and (d) the expiration date of the Plan may not be extended.

     Subject to the terms, conditions and limitations of the Plan, the Board may modify, extend, or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not theretofore exercised) and authorize the granting of new options in substitution therefor. Notwithstanding the foregoing, no modification of an option shall, without the consent of the option holder, alter or impair any rights or obligations under any option theretofore granted under the Plan.

     Except as otherwise permitted by the Plan Administrator, options are not transferable otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder, and are exercisable during the optionee's lifetime only by the optionee. Shares subject to options which expire or terminate may be the subject of future options. The Plan terminates on February 23, 2014.

     Except as otherwise provided in the Plan, each option outstanding at the time of a Change of Control (as defined in the Plan) but not otherwise fully-vested shall automatically accelerate so that immediately prior to the effective date of the Change of Control, such option shall be exercisable for all of the shares of Common Stock at the time subject to that option. In addition, the Plan Administrator may provide that one or more options will automatically accelerate upon termination of the optionee's engagement without cause within a designated period (not to exceed eighteen (18) months) following the effective date of any Change of Control in which those options do not otherwise accelerate.

Federal Income Tax Consequences

     If shares are issued to the holder pursuant to the exercise of a non-incentive option under the Plan: (a) no income will be recognized by the holder at the time of grant of the option; (b) except as stated below, upon exercise of the option, the holder will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the shares over the option price; (c) if the holder exercising the option is restricted from selling the shares so acquired because the holder is an officer or director of the Company and would be subject to liability under Section 16(b) of the Exchange Act, then, unless the holder makes an 83(b) election, the holder will recognize taxable ordinary income, at the time such Section 16(b) restriction terminates, equal to the excess of the fair market value of the shares at that time over the option price, and any dividends he or she receives on the shares before that time will be taxable to him or her as compensation income;
(d) the Company will be entitled to a deduction at the same time and in the same amount as the holder has income under clause (b) or (c); and (e) upon a sale of shares so acquired, the holder may have additional short-term or long-term capital gain or loss.

     If shares are issued to the holder pursuant to the exercise of an incentive stock option under the Plan: (a) no income will be recognized by such holder at the time of the grant of the option or the transfer of shares to the holder pursuant to his or her exercise of the option; (b) the difference between the option price and the fair market value of the shares at the time of exercise will be treated as an item of tax preference to the holder; (c) no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of the option; and (d) upon a sale or exchange of the shares after the later of (i) one year from the date of transfer of the shares to the original holder, or (ii) two years from the date of grant of the option, any amount realized by the holder in excess of the option price will be taxed to the holder as a long-term capital gain, and any loss sustained by the holder will be a long-term capital loss. If the shares are disposed of before the holding period requirements described in the preceding sentence are satisfied, (aa) the holder will recognize taxable ordinary income in the year of disposition in an amount determined under the rules of the Code; (bb) the Company will be entitled to a deduction for such year in the amount of the ordinary income so recognized; (cc) the holder may have additional long-term or short-term capital gain or loss; and (dd) the tax preference provision might not be applicable.

Equity Compensation Plan Information

     The following table summarizes the Company's existing equity compensation plans as of December 31, 2003:

                      Number of
                      securities        Weighted         Number of
                     to be issued       average          securities
                    upon exercise of    exercise         remaining
                     outstanding        price of        available for
                       options         outstanding     future issuance
Plan category       (In thousands)      options        (In thousands)
.................... ................   ............    ................
Equity compensation
plans approved by
security holders          973            $ 16.56               77

Equity compensation
plans not approved
by security holders         0                  0                0
                          ...            .......               ..
Total                     973            $ 16.56               77

Market Price of Common Stock

     On March 8, 2004, the closing price of the Common Stock was $32.90.

     The Board of Directors recommends that the stockholders vote FOR ratification and approval of the Plan.

                             PROPOSAL NO. 3
                 RATIFICATION OF APPOINTMENT OF AUDITORS

     The Audit Committee has selected the accounting firm of KPMG LLP ("KPMG") to serve as independent auditors of the Company for the year ending December 31, 2004, and proposes the ratification of such decision.
 Although the Audit Committee is not required to seek your approval of this appointment, it is customary practice to do so. No determination has been made as to what action the Audit Committee and the Board would take if you fail to ratify the appointment. Even if the appointment is ratified, the Audit Committee retains discretion to appoint a new independent audit firm if it concludes such a change would be in the best interests of the Company and its stockholders. A representative of KPMG is expected to be present at the Meeting to make a statement if he wishes to do so and to respond to appropriate stockholder questions.

Prior Auditors

     During 2002, Ernst & Young LLP ("E&Y") acted as independent auditor for the Company and its subsidiaries. On April 9, 2003, the Company notified E&Y that it was not engaging E&Y as the Company's independent auditor for the year ended December 31, 2003, and it appointed KPMG as its new independent auditor. The Company retained E&Y for tax services for 2003.

     The decision to discontinue the services of E&Y was approved by the Company's Board of Directors upon the recommendation of the Audit Committee. Prior to KPMG's appointment, the Company had not consulted with KPMG on the application of accounting principles to a specified transaction, or on the type of audit opinion that might be rendered on the Company's financial statements.

     The reports of E&Y on the Company's financial statements for 2001 and 2002 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During 2001 and 2002 and through April 9, 2003, there was no disagreement with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of the disagreement in their report.

     The Company provided E&Y with a copy of this disclosure and requested that E&Y furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the letter from E&Y, dated April 14, 2003, was filed as Exhibit 16 to the Company's Current Report on Form 8-K, dated April 14, 2003.


Audit and Other Fees

     The following table sets forth the aggregate fees billed or expected to be billed by the Company's independent auditors for audit services rendered in connection with the financial statements and reports for 2002 and 2003, and for other services rendered by such independent auditors during 2002 and 2003 on behalf of the Company and its subsidiaries. Information in the table for 2002 reflects services provided by E&Y. The 2003 information reflects services provided by KPMG, except for the information set forth under "Tax Fees" which reflects the tax services that E&Y continues to provide to the Company. The Audit Committee approved all engagements of the independent auditor in 2003 in advance of any such engagement.

                                      Year ended December 31,
                                         2003         2002
                                       ........     ........

     Audit Fees                        $227,000     $222,000
     Audit-Related Fees (a)              12,000       10,000
     Tax Fees (b)                       151,000      110,000
     All Other Fees (c)                  15,000       10,000
                                       ........     ........
     Total                             $405,000     $352,000
                                       ........     ........
                                       ........     ........

     (a)  Principally pertains to audits of employee benefit plan.
     (b) Primarily for federal, state and international tax return preparation, planning and consultation services; also includes assistance with matters related to audits and acquisitions
     (c)  Primarily includes services related to business acquisitions.


     The Board of Directors recommends a vote FOR ratification of the selection of KPMG as the independent auditors for the Company for the year ending December 31, 2004.


        SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of the Common Stock (collectively, the "Reporting Persons"), to file reports of ownership and changes in ownership with the SEC and NASDAQ, and to furnish a copy of such reports to the Company. Based solely on review of the copies of such forms furnished to the Company, the Company believes that during the year ended December 31, 2003, the Reporting Persons complied with all applicable Section 16(a) filing requirements.

                STOCKHOLDER COMMUNICATIONS AND PROPOSALS

     Stockholders of the Company interested in communicating with the Board of Directors may do so by sending their communication to Excel Technology Board of Directors, c/o Corporate Secretary, at the address of
the Company set forth on the first page of this Proxy Statement.   All
such correspondence received by the Corporate Secretary will be delivered to one or more members of the Board of Directors.

     Stockholder proposals for action at the 2005 Annual Meeting of Stockholders must be submitted in writing to the Corporate Secretary at the address of the Company set forth on the first page of this Proxy Statement, and must be received by the Corporate Secretary no later than November 7, 2004 in order that they may be considered for inclusion in next year's proxy statement and proxy card. Stockholders who intend to present a proposal at the Company's 2005 Annual Meeting of Stockholders without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Company no later than January 31, 2005. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                             CODE OF ETHICS

     The Company has a Code of Ethics that is applicable to all employees of the Company, including the Company's executive officers. The Company will provide an electronic or paper copy of the Code of Ethics free of charge upon request. Requests may be made by calling Investor Relations at (631) 784-6175, or by writing to Investor Relations at 41 Research Way, East Setauket, New York 11733.

                         MAILINGS TO STOCKHOLDERS

     The Annual Report to stockholders of the Company for the year ended December 31, 2003, including audited consolidated financial statements, is being mailed to the stockholders along this Proxy Statement. Such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

     For those stockholders who share a single address, only one Annual Report and Proxy Statement will be sent to that address unless the Company has received a request from one or more of such stockholders to the contrary. This practice, known as "householding," is designed to reduce the Company's printing and postage costs. Upon request, the Company will promptly send a separate Annual Report or Proxy Statement to any stockholder residing at such an address. Requests may be made by calling Investor Relations at (631) 784-6175 or by writing to Investor Relations at 41 Research Way, East Setauket, New York 11733. If any stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, or if any stockholder receiving multiple copies of the Company's annual report and proxy statement desires householding, they may contact Investor Relations in the same manner.

                              OTHER MATTERS

     The Board of Directors of the Company does not know of any other matters that are to be presented for action at the Meeting. Should any other matters come before the Meeting or any adjournments thereof, then with respect to such matters, the proxy holders will have the discretionary authority to vote all proxies received by them in accordance with their judgments.

     A copy of the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (exclusive of exhibits), will be furnished without charge to any stockholder upon written request to Investor Relations, 41 Research Way, East Setauket, New York, 11733.

                                       By Order of the Board of Directors


                                       /s/ J. Donald Hill
                                       .....................
                                       J. Donald Hill,
                                       Chairman of the Board
E. Setauket, New York
March 18, 2004

STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. YOUR PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION IS APPRECIATED.


                                                                EXHIBIT A

                         EXCEL TECHNOLOGY, INC.
                                CHARTER
                                  OF
                          THE AUDIT COMMITTEE


PURPOSE

     The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company,
(2) the independent public accounting firm's qualifications and independence, (3) the performance of the Company's internal audit function and independent public accountants, and (4) the compliance by the Company with legal and regulatory requirements.

     The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

COMMITTEE MEMBERSHIP

     The Audit Committee shall consist of no fewer than three members of the Board of Directors. The members of the Audit Committee shall meet the independence and experience requirements of the NASDAQ Stock Market, Inc. ("NASDAQ") and applicable Federal law.

     The members of the Audit Committee shall be recommended and appointed by the Board. Audit Committee members shall serve until their successors are duly elected and qualified or their earlier resignation or removal.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

     The Audit Committee shall have the sole authority to appoint or replace the independent public accountants (subject, if applicable, to shareholder ratification), and shall pre-approve all audit engagement fees and terms and all significant non-audit engagements with the independent public accountants. The Audit Committee shall consult with management but shall not delegate these responsibilities.

     The Audit Committee shall meet as often as it determines is necessary or advisable, but not less frequently than quarterly. The Audit Committee may form and delegate authority to subcommittees when appropriate.

     The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent public accountants to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee shall meet with management, the Chief Financial Officer and the independent public accountants in separate executive sessions at least quarterly. The Audit Committee may also, to the extent it deems necessary or appropriate, meet with the Company's investment bankers or financial analysts who follow the Company.

     The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee's own performance.

     The Audit Committee, to the extent it deems necessary or appropriate, shall:

FINANCIAL STATEMENT AND DISCLOSURE MATTERS

 1. Review and discuss with management and the independent public accountants the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

 2. Review and discuss with management and the independent public accountants the Company's quarterly financial statements, including disclosures made in management's discussion and analysis and the results of the independent public accountants' reviews of the quarterly financial statements, prior to the filing of its Form 10-Q.

 3. Discuss with management and the independent public accountants significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls, any special audit steps adopted in light of material control deficiencies, the development, selection and disclosure of critical accounting estimates, and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company's financial statements.

 4. Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, and financial information and earnings guidance.

 5. Discuss with management and the independent public accountants the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

 6. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

 7. In connection with each periodic report of the Company, review management's disclosure to the Committee required under Section.302 of the Sarbanes-Oxley Act (the "Act") with respect to the Company's disclosure and internal controls, and the content of the CEO and CFO certifications required by Section 302 and Section 906 of the Act.

 8. Review the Company's programs for compliance with the financial disclosure requirements of applicable law.

 9. Review with management, the Chief Financial Officer and the independent public accountants the Company's processes to maintain an adequate system of internal controls.

10. Discuss with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. In particular, discuss:

     a) The adoption of, or changes to, the Company's significant auditing and accounting principles and practices as suggested by the independent public accountants, Chief Financial Officer or management.

     b) The management letter provided by the independent public accountants and the Company's response to that letter.

     c) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

OVERSIGHT OF THE COMPANY'S RELATIONSHIP WITH THE INDEPENDENT PUBLIC
ACCOUNTANTS

11. Review the experience and qualifications of the senior members of the independent public accounting team.

12. Obtain and review a report from the independent public accountants at least annually regarding (a) the public accounting firm's internal quality control procedures, (b) any material issues raised by the most recent quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent public accountants and the Company. Evaluate the qualifications, performance and independence of the independent public accountants, including considering whether the public accounting firm's quality controls are adequate and whether the provision of non-audit services is compatible with maintaining the public accountant's independence, taking into account the opinions of management and the Chief Financial Officer. The Audit Committee shall present its conclusions to the Board and, if so determined by the Audit Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the public accountant.

13. Recommend to the Board policies for the Company's hiring of employees or former employees of the independent public accountants who were engaged on the Company's account.

14. Meet with the independent public accountants prior to the audit to discuss the planning and staffing of the audit.

OVERSIGHT OF THE COMPANY'S INTERNAL AUDIT FUNCTION

15. Review and approve the appointment and replacement of the Company's Chief Financial Officer.

16. Review the significant reports to management prepared by the Chief Financial Officer and management's responses.

17. Discuss with the independent public accountant the responsibilities of the Chief Financial Officer, budget and staffing and any recommended changes in the planned scope of the internal audit.

COMPLIANCE OVERSIGHT RESPONSIBILITIES

18.  Obtain from the independent public accountants assurance that
     Section 10A of the Securities Exchange Act of 1934 has not been implicated.

19. Obtain reports from management, the Company's Chief Financial Officer and the independent public accountants that the Company and its subsidiaries are in conformity with applicable legal requirements and the Company's Code of Business Conduct and Ethics. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics.

20.  Approve all related-party transactions entered into by the Company.

21. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters that ensure that such complaints are treated as confidential and anonymous.

22. Discuss with management and the independent public accountants any correspondence with regulators or governmental agencies and any employee complaints or published reports, which raise material issues regarding the Company's financial statements or accounting policies.

23. Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

24. Reassess the Charter at least annually and present to the Board for its formal review and approval any proposed changes.

25. Perform such other duties and responsibilities as may be assigned to the Audit Committee by law, the Company's charter or bylaws, or the Board.


LIMITATION OF AUDIT COMMITTEE'S ROLE

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent public accountants.




                                                                EXHIBIT B

                         EXCEL TECHNOLOGY, INC.
                        (a Delaware Corporation)

                         2004 STOCK OPTION PLAN


 1. Purpose of Plan. The purpose of this 2004 Stock Option Plan (the "Plan") is to further the growth and development of Excel Technology, Inc. (the "Company") by enabling eligible persons to obtain a proprietary interest in the Company (thereby providing such persons with an added incentive to continue in the employ or service of the Company, and stimulating their efforts in promoting the growth, efficiency, and profitability of the Company), and affording the Company a means of attracting to its service persons of outstanding quality. Certain capitalized terms used herein have the meanings ascribed to them in Appendix A.

 2.  Administration.

     (a) Subject to the provisions of the Plan, the Board shall administer the Plan, and shall have the sole authority to determine and designate from time to time those persons eligible for a grant of options under the Plan, those persons to whom options are to be granted, the purchase price of the shares covered by each option, the time or times at which options shall be granted, and the manner in which said options are exercisable. In making such determination, the Board may take into account the nature of the services rendered by the respective persons, their present and potential contributions to the Company's success, and such other factors as the Board in its sole discretion shall deem rele-vant. Subject to the express provisions of the Plan, the Board also shall have authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the instruments by which options shall be evidenced (which shall not be inconsistent with the terms of the Plan), and to make all other determinations necessary or advisable for the administration of the Plan, all of which determinations shall be final, binding, and conclusive.

     (b) The Board may, at its discretion, in accordance with the provisions of the Company's By laws, appoint from among its members a Stock Option or Compensation Committee (the "Committee"). The Committee shall be composed of two or more directors and shall have and may exercise any and all of the powers relating to the administration of the Plan and the grant of options hereunder as are set forth above in Section 2(a), as the Board shall confer and delegate. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to discharge the Committee. The Committee shall select one of its members as its Chairman, and shall hold its meetings at such times and at such places as it shall deem advisable. A majority of the Committee shall constitute a quorum and such majority shall determine its action. The Committee shall keep minutes of its proceedings and shall report the same to the Board at the meeting next succeeding. No director or member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted thereunder.

3.  Shares of Stock Subject to the Plan.

     (a) Subject to the provisions of Section 3(b) hereof, an aggregate of 1,000,000 shares of the Common Stock shall be reserved for issuance upon the exercise of options which may be granted from time to time in accordance with the Plan. The reserved shares may be, in whole or in part, authorized but unissued shares, or issued shares which have been reacquired by the Company. If, for any reason, an option shall lapse, expire, or terminate without having been exercised in full, or unvested shares issued under the Plan are subsequently repurchased by the Company pursuant to the Company's repurchase rights under the Plan, then the unpurchased shares underlying such option and the unvested shares repurchased by the Company shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent options under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of an option under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock issued to the holder of such option.

     (b) If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, merger, reorganization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments (as determined by the Plan Administrator) shall be made to (i) the maximum number and/or class of securities issuable under the Plan, and (ii) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The Plan Administrator's determination as to the adjustments to be made, if any, and the extent thereof, shall be final, binding and conclusive. In no event shall any such adjustments be made in connection with the conversion of one or more outstanding shares of the Company's preferred stock into shares of Common Stock.

 4.  Persons To Whom Shares May Be Granted.

     (a) Options may be granted to persons who are, at the time of the grant, employees (including part-time employees), officers, and directors of, or consultants or advisors to, the Company (or any Parent or Subsidiary); provided, however, options only may be granted to those consultants and advisors who shall render bona fide services to the Company (or a Subsidiary or Parent) and such services must not be in connection with the offer or sale of securities in a capital raising transaction. Subject to the provisions hereinafter set forth, options granted under the Plan shall be designated either (i) "Incentive Stock Options" (which term, as used herein, shall mean options intended to be "incentive stock options" within the meaning of Section 422 of the Code), or (ii) "Non-Incentive Stock Options" (which term, as used herein, shall mean options not intended to be incentive stock options" within the meaning of Section 422 of the Code). Each option granted to a person who is solely a director of, or consultant or advisor to, the Company (or a Subsidiary or Parent) on the date of the grant shall be designated a Non-Incentive Stock Option.

     (b) The Plan Administrator may grant, at any time, new options to a person who has previously received options, whether such prior options are still outstanding, have previously been exercised in whole or in part, have expired, or are cancelled in connection with the issuance of new options. The purchase price of the new options may be established by the Plan Administrator without regard to the existing option price.

 5. Unvested Shares. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. If an Optionee's engagement as an employee, officer, or director of, or a consultant or advisor to, the Company (or any Parent or Subsidiary) (an "Engagement") shall be terminated for any reason, and such Optionee is holding unvested shares at the time of such termination, then the Company shall have the right to repurchase, at the exercise price paid per share, any or all of the shares that are unvested on the date of termination. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right. Unvested shares may, in the discretion of the Plan Administrator, be held in escrow by the Company until the Optionee's interest in such shares vests or may be issued directly to the Optionee with restrictive legends on the certificates evidencing the unvested shares.

 6.  Option Price.

    (a) The purchase price of the Common Stock underlying each option shall be determined by the Plan Administrator, which determination shall be final, binding, and conclusive; provided, however, in no event shall the purchase price of Incentive Stock Options be less than 100% (110% in the case of Optionees who own more than 10% of the total combined voting power of all classes of stock of the Company) of the fair market value of the Common Stock on the date the option is granted. In determining such fair market value, the Plan Administrator shall consider (i) the last sale price of the Common Stock on the date on which the option is granted or, if no such reported sale takes place on such day, the last reported bid price on such day, on NASDAQ or on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or
(ii) if not listed or admitted to trading on NASDAQ or a national securities exchange, the closing bid price as quoted by the National Quotation Bureau or a recognized dealer in the Common Stock on the date of grant. If the Common Stock is not publicly traded at the time an option is granted, the Plan Administrator shall deem fair market value to be the fair value of the Common Stock after taking into account appropriate factors which may be relevant under applicable federal tax laws and Internal Revenue rules and regulations including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length. For purposes of the Plan, the date of grant of an option shall be the date specified by the Plan Administrator at the time it grants such option; provided, however, such date shall not be prior to the date on which the Plan Administrator acts to approve the grant.

     (b) The aggregate fair market value (determined at the time the Incentive Stock Options are granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an employee during any calendar year shall not exceed $100,000. Non-Incentive Stock Options shall not be subject to the limitations of this
Section 6(b).

 7.  Exercise of Options.

     (a) The number of shares which are issued pursuant to the exercise of an option shall be charged against the maximum limitations on shares set forth in Section 3 hereof.

     (b) The exercise of an option shall be made contingent upon receipt by the Company from the holder thereof of (i) if deemed necessary by the Company, a written representation and acknowledgement that (1) at the time of such exercise it is the holder's then present intention to acquire the option shares for investment and not with a view to distribution or resale thereof, (2) the holder knows that the Company is not obligated to register the sale of the option shares and that the option shares may have to be held indefinitely unless an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act"), is available or the Company has registered the sale of the option shares, and (3) the Company may place a legend on the certifi-cate(s) evidencing the option shares reflecting the fact that they were acquired for investment and cannot be sold or transferred unless such sale or transfer is registered under the Act, and (ii) payment in full of the purchase price of the shares being purchased.

     (c) The purchase price for shares being acquired upon exercise of an option shall be payable (i) in cash; (ii) by certified check payable to the order of the Company in the amount of such purchase price; (iii) if the Common Stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), at the time the option is exercised (1) by delivery to the Company of vested shares of Common Stock held by the Optionee for more than six months and having a fair market value equal to such purchase price, or (2) by irrevocable instructions to a broker to sell shares of Common Stock to be issued upon exercise of the option (provided such shares are registered and transferable) and to deliver to the Company the amount of sale proceeds necessary to pay such purchase price and to deliver the remaining cash proceeds, less commissions and brokerage fees, to the holder exercising such option; (iv) by any other lawful consideration as the Plan Administrator shall determine; or (v) by any combination of such methods.

     (d) The Plan Administrator shall have the discretion, exercisable either at the time an option is granted to an Optionee or at any time while the option remains outstanding, to (i) extend the period of time for which the option is to remain exercisable following the termination of such Optionee's Engagement without cause or due to his resignation, disability or death, from the limited period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, (ii) permit the option to be exercised, during the applicable post-Engagement exercise period or post-Reassignment exercise period, as the case may be, not only to the extent the option is vested at the time of such termination of Engagement or such Reassignment, as the case may be, but also to the extent the option would have vested had the Optionee's Engagement continued or had such Reassignment not occurred, as the case may be, and/or (iii) to provide for automatic acceleration (in whole or in part) of one or more outstanding options (and the immediate termination of the Corporation's repurchase rights with respect to unvested shares).

 8. Term of Options. The period during which each option granted hereunder shall be exercisable shall be determined by the Plan
Administrator; provided, however, no option shall be exercisable for a period exceeding ten (10) years from the date such option is granted.

 9. Non-Transferability of Options. Except as otherwise permitted by the Plan Administrator, no option granted pursuant to the Plan shall be subject to anticipation, sale, assignment, pledge, encumbrance, or charge, or shall be otherwise transferable except by will or the laws of descent and distribution or, in the case of Non-Incentive Stock Options, pursuant to a qualified domestic relations order (as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder).

10.  Termination of Engagement; Reassignment.    Except as otherwise set
forth (or provided for) in the written agreement evidencing an option, and subject to the provisions of Section 7(d) hereof (if applicable), the following provisions shall govern the exercise of options following the termination of an Optionee's Engagement or the Optionee's Reassignment:

     (a) If an Optionee's Engagement is terminated without "cause" and other than by reason of such Optionee's death or disability, then the options granted to him under the Plan may be exercised at any time prior to the expiration date of the options or three months after the date of termination, whichever is earlier, but only to the extent such options were exercisable on the date of termination.

     (b) If an Optionee's Engagement is terminated by reason of his resignation, or if his Engagement is terminated for "cause" (and other than by reason of his death or disability), then the options granted to him under the Plan shall terminate, lapse, and expire forthwith and automatically at the time such Engagement is terminated.

     c) In the event of an Optionee's Reassignment, the options granted to him under the Plan may be exercised at any time prior to the expiration date of the options (provided that the Optionee's Engagement continues during the period from such Reassignment until such exercise), but only to the extent such options were exercisable on the date of the Reassignment.
 If the Optionee's Engagement is terminated prior to such exercise, the provisions of the Plan applicable to such termination shall govern.

     d) With respect to each option granted hereunder, the term "cause" shall have the meaning set forth (or provided for) in the written agreement evidencing such option; provided that if no meaning is set forth (or provided for) in such agreement, "cause" shall mean the commission of any act of fraud, embezzlement, or dishonesty by the Optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any Parent or Subsidiary), or any intentional wrongdoing by such person, whether by omission or commission, which adversely affects the business or affairs of the Company (or any Parent or Subsidiary) in a material manner.

     (e) Absence on leave approved by the employing corporation, a transfer of the Optionee's Engagement between the Company, a Parent, or a Subsidiary, or a change in status from employee to consultant or consultant to employee shall not be considered an interruption of Engagement for any purpose under the Plan. The granting of an option in any one year shall not give the Optionee any rights to similar grants in future years or any right to be retained in the employ or service of the Company (or any of its Subsidiaries or Parents) or interfere in any way with the right of the Company (or any such Subsidiary or Parent) to terminate such Optionee's Engagement at any time.

11. Disability of Optionee. If an Optionee's Engagement is terminated by reason of his "disability," then, subject to Section 7(d) hereof, the options granted to him under the Plan may be exercised at any time prior to the expiration date of the option or within one year after the date of termination for such reason, whichever is earlier, but only to the extent such option was exercisable on the date of termination. With respect to each option granted hereunder, the term "disability" shall have the meaning set forth (or provided for) in the written agreement evidencing such option; provided that if no meaning is set forth (or provided for) in such agreement, "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code.

12. Death of Optionee. If an Optionee's Engagement is terminated by reason of his death, or such Optionee shall die within three months after termination of his Engagement without cause or within one year after termination of his Engagement by reason of disability, then (a) subject to Section 7(d) hereof, any option granted to such Optionee under the Plan may be exercised any time prior to the expiration date of such option or within twelve months from the date of death, whichever is earlier, but only to the extent the such option was exercisable on the date of such termination, and (b) the option will be exercisable by the person or persons to whom the Optionee's rights under such option are transferred by will or by the laws of descent and distribution.

13.  Change of Control.

     (a) Each option outstanding at the time of a Change of Control but not otherwise fully-vested shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change of Control, become exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully vested shares of Common Stock. However, an outstanding option shall not so accelerate if and to the extent:

          (i) such option is, in connection with the Change of Control, assumed or otherwise continued in full force and effect by the successor corporation (or parent thereof) pursuant to the terms of the Change of Control;

          (ii) such option is replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change of Control on the shares of Common Stock for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same vesting schedule applicable to those option shares; or

          (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

     (b) In the event of any Change of Control, all outstanding repurchase rights also shall terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, except to the extent:

          (i) those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continue in full force and effect pursuant to the terms of the Change of Control; or

          (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

     (c) Immediately following the consummation of the Change of Control, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the Change of Control.

     (d) Each option which is assumed in connection with a Change of Control shall be appropriately adjusted, immediately after such Change in control, to apply to the number and class of securities which would have been issued to the holder of such option in consummation of such Change of Control had the option been exercised immediately prior to such Change of Control. Appropriate adjustments to reflect such Change of Control shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, and (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan.

     (e) The Plan Administrator may at any time provide that one or more options will automatically accelerate in connection with a Change of Control, whether or not those options are assumed or otherwise continued in full force and effect pursuant to the terms of the Change of Control.
 Any such option shall accordingly become exercisable, immediately prior to the effective date of such Change of Control, for all of the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. In addition, the Plan Administrator may at any time provide that one or more of the Company's repurchase rights shall not be assignable in connection with such Change of Control and shall terminate upon the consummation of such Change of Control.

     (f) The Plan Administrator may at any time provide that one or more options will automatically accelerate upon termination of the Optionee's Engagement without cause within a designated period (not to exceed eighteen (18) months) following the effective date of any Change of Control in which those options do not otherwise accelerate. Any options so accelerated shall remain exercisable until the earlier of (i) the expiration of the option term, or (ii) the expiration of the one-year period measured from the effective date of such termination. In addition, the Plan Administrator may at any time provide that one or more of the Company's repurchase rights shall immediately terminate upon such termination.

     (g) The granting of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reorganizations, reclassifications, or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, or sell or transfer all or any part of its business or assets.

14. Vesting of Rights Under Options. Nothing contained in the Plan or in any resolution adopted or to be adopted by the Plan Administrator or the stockholders of the Company shall constitute the vesting of any rights under any option. The vesting of such rights shall take place only when a written agreement shall be duly executed and delivered by and on behalf of the Company to the person to whom the option shall be granted.

15. Rights as a Stockholder. A holder of an option shall have no rights of a stockholder with respect to any shares covered by such holder's option until such holder shall have (a) exercised the option, (b) paid the exercise price for such shares, and (c) become a holder of record of the purchased shares.

16. Termination and Amendment. The Board may terminate or amend the Plan in any respect at any time; provided, however, without the approval of the stockholders, obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions, (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to Section 3(b)); (b) the provisions regarding eligibility for grants of Incentive Stock Options may not be modified; (c) the provisions regarding the exercise price at which shares may be offered pursuant to Incentive Stock Options may not be modified (except by adjustment pursuant to Section 3(b)), and (d) the expiration date of the Plan may not be extended. Except as otherwise provided in this Section 16, in no event may action of the Board or stockholders alter or impair the rights of any option holder, without such option holder's consent, under any previously granted option.

17. Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Board may modify, extend, or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not theretofore exercised) and authorize the granting of new options in substitution therefor. Notwithstanding the foregoing, no modification of an option shall, without the consent of the holder thereof, alter or impair any rights or obligations under any option theretofore granted under the Plan.

18. Conversion of Incentive Stock Options into Non-Qualified Options. Without the prior written consent of the holder of an Incentive Stock Option, the Board shall not alter the terms of such Incentive Stock Option (including the means of exercising such Incentive Stock Option) if such alteration would constitute a modification within the meaning of
Section 424(h)(3) of the Code. The Board, at the written request or with the written consent of any option holder, may in its discretion take such actions as may be necessary to convert such holder's Incentive Stock Options (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Incentive Stock Options at any time prior to the expiration of such Incentive Stock Options, regardless of whether the holder is an employee of the Company (or any Parent or Subsidiary) at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Incentive Stock Options. At the time of such conversion, the Board (with the consent of the holder) may impose such conditions on the exercise of the resulting Non-Incentive Stock Options as the Board in its discretion may determine, provided that such conditions shall not be inconsistent with the Plan. Nothing in the Plan shall be deemed to give any option holder the right to have his Incentive Stock Options converted into Non-Incentive Stock Options, and no such conversion shall occur until and unless the Board takes appropriate action.

19. Withholding of Additional Income Taxes. Upon the exercise of a Non-Incentive Stock Option, the transfer of a Non-Incentive Stock Option pursuant to an arm's length transaction, the making of a Disqualifying Disposition (as described in Sections 421, 422 and 424 of the Code and regulations thereunder), the vesting or transfer of restricted stock or securities acquired on the exercise of an option hereunder, or the making of a distribution or other payment with respect to such stock or securities, the Company may withhold taxes in respect of amounts that constitute compensation includible in gross income. The Plan Administrator in its discretion may condition the exercise of an option, the transfer of a Non-Incentive Stock Option, or the vesting or transferability of restricted stock or securities acquired by exercising an option on the option holder's making satisfactory arrangement for such withholding. Such arrangement may include payment by the holder in cash or by check of the amount of the withholding taxes or, at the discretion of the Plan Administrator, by the holder's delivery of previously held vested shares of Common Stock or the withholding from the shares of Common Stock otherwise deliverable upon exercise of option shares having an aggregate fair market value equal to the amount of such withholding taxes.

20. Indemnification. In addition to such other rights of indemnification as they may have as a member of the Board, the Committee, or otherwise, each Board member, each Committee member, and each executive officer (as provided in Section 2(c) hereof) administering the Plan shall be indemnified by the Company against reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such person is liable for negligence or misconduct in the performance of his duties, and provided that within 60 days after institution of any such action, suit, or proceeding, the member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

21. Governing Law. The validity and construction of the Plan and the instruments evidencing options shall be governed by the laws of Delaware, or the laws of any jurisdiction in which the Company or its successors in interest may be organized.

22. Effective Date. The Plan was adopted by the Board on February 24, 2004, subject to approval of the Plan by the stockholders of the Company at the next Meeting of Stockholders or, in lieu thereof, by written consent. The Plan shall expire at the end of the day on February 23, 2014 (except as to options outstanding on that date).

23. Information. The Company shall provide to each option holder all financial statements and other information as may be required by law.





                                                               APPENDIX A

                         ADDITIONAL DEFINITIONS
                         ......................

     The following definitions shall be in effect under the Plan:

     "Board" shall mean the Board of Directors of the Company.

     "Change of Control" shall mean a change in ownership or control of the Company effected through any of the following transactions:

          (a) a merger, consolidation or reorganization approved by the stockholders of the Company, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the Company are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company's outstanding voting securities immediately prior to such transaction;

          (b) any stockholder-approved transfer or other disposition of all or substantially all of the assets of the Company; or

          (c) the direct or indirect acquisition by any person or group (within the meaning of the Exchange Act) of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of outstanding securities possessing more than fifty percent (50%) of the total combined voting power of the outstanding securities of the Company pursuant to a tender or exchange offer made directly to the stockholders of the Company which the Board recommends that such stockholders accept.

     "Code" shall mean the Internal Revenue Code of 1986, as amended

     "Common Stock" shall mean the Company's common stock, par value $.001 per share.

     "Optionee" shall mean any person to whom an option is granted under the Plan.

     "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     "Plan Administrator" shall mean the particular entity or person, whether the Board, a Committee, or an executive officer, which is authorized to administer the Plan with respect to one or more classes of eligible persons, to the extent such entity or person is carrying out its administrative functions under the Plan with respect to the persons under its jurisdiction. However, the Board shall have the plenary authority to make all determinations and to construe and interpret any and all ambiguities under the Plan to the extent such authority is not otherwise expressly delegated to any other Plan Administrator.

     "Reassignment" shall mean, with respect to an Optionee, a material reduction in the Optionee's level of job responsibilities resulting from a change in the Optionee's position (including a change from full-time to part-time service) with the Company (or any Subsidiary or Parent) or a transfer of the Optionee's Engagement between the Company, a Parent, or a Subsidiary.

     "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


                          [FORM OF PROXY CARD]

                         EXCEL TECHNOLOGY, INC.
                           41 Research Way
                         E. Setauket  NY 11733

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, acknowledging receipt of the proxy statement dated March 18, 2004 of Excel Technology, Inc., hereby constitutes and appoints
J. Donald Hill and Antoine Dominic and each or any of them, attorney, agent and proxy of the undersigned, with full power of substitution to each of them, for and in the name, place and stead of the undersigned, to appear and vote all the shares of stock of Excel Technology, Inc. standing in the name of the undersigned on the books of said corporation on March 8, 2004 at the Annual Meeting of the Stockholders of Excel Technology, Inc. to be held at the offices of Excel Technology, Inc., 41 Research Way, E. Setauket, NY 11733 on April 27, 2004 at 10:00 A.M. EST, and any adjournments thereof.

     When properly executed, this proxy will be voted as designated by the undersigned. If no choice is specified, the proxy will be voted FOR the following proposals, which are set forth in the Proxy Statement:

             (Continued and to be signed on the reverse side)

                   ANNUAL MEETING OF STOCKHOLDERS OF
                         EXCEL TECHNOLOGY, INC.
                             April 27, 2004

                       Please date, sign and mail
                         your proxy card in the
                       envelope provided as soon
                              as possible.

 Please detach along perforated line and mail in the envelope provided.
.........................................................................
   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION
   OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.  PLEASE SIGN, DATE
    AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK
        YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
.........................................................................

1.  ELECTION OF DIRECTORS
                               NOMINEES:
    [ ] FOR ALL NOMINEES       ( ) J. Donald Hill
                               ( ) Steven Georgiev
    [ ] WITHHOLD AUTHORITY     ( ) Howard S. Breslow
        FOR ALL NOMINEES       ( ) Donald E. Weeden
                               ( ) Ira J. Lamel
    [ ] FOR ALL EXCEPT
        (See instructions below)

INSTRUCTION: to withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: (X)

.........................................................................


2.  PROPOSAL TO RATIFY AND APPROVE THE COMPANY'S 2004 STOCK OPTION PLAN.

               [ ]  FOR    [ ]  AGAINST    [ ]  ABSTAIN

3. PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2004.

               [ ]  FOR    [ ]  AGAINST    [ ]  ABSTAIN

4. FOR SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.



          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                  PROMPTLY IN THE ENCLOSED ENVELOPE

.........................................................................





.........................................................................
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  [ ]
.........................................................................


Signature of Stockholder...........................  Date...............

Signature of Stockholder...........................  Date...............


Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.